Exhibit 10.24

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of this 11th day of May, 2005 by and between ONE TOWN CENTER ASSOCIATES, a California general partnership (“Landlord”), and RC MANAGEMENT GROUP, LLC, a Delaware limited liability company (“Tenant”), with respect to the following:

RECITALS

A. Landlord is the landlord and Tenant is the successor-in-interest to RESOURCES CONNECTION LLC, a Delaware limited liability company as the tenant to pursuant to a lease dated as of January 1, 2001 (“Lease”). The Lease covers certain premises commonly known as Suite 600 (the “Current Premises”), 695 Town Center Drive (the “Building”), Costa Mesa, California.

B. Landlord and Tenant desire to enter into this Amendment in order to expand the Current Premises to include Suite 550 and Suite 560 in the Building containing a total of approximately 7,282 square feet of Rentable Area (the “5th Floor Expansion Space”) as shown on Exhibit “A” attached hereto and to establish the Basic Annual Rent, Tenant’s Expense Percentage and other terms and conditions for the 5th Floor Expansion Space.

AGREEMENT

IN CONSIDERATION OF the foregoing recitals and the mutual promises and covenants contained herein, Landlord and Tenant agree as follows:

1. Leasing of 5th Floor Expansion Space. The 5th Floor Expansion Space shall be added to the Premises upon the terms and conditions of the Lease, as modified by the provisions of this Amendment.

2. Term. The term of the Lease for the 5th Floor Expansion Space shall be coterminus with the term for the Current Premises (June 30, 2007).

3. Improvements to the 5th Floor Expansion Space. The 5th Floor Expansion Space is improved and Tenant shall accept the 5th Floor Expansion Space in its current “AS IS” condition without any modifications or improvements by Landlord. Any modifications or improvements made by Tenant to the 5th Floor Expansion Space shall be in accordance with Paragraph 6(c) of the Lease.

4. Commencement Date. The Commencement Date of the Lease with respect to the 5th Floor Expansion Space shall be the earlier of (i) June 1, 2005; or (ii) the date Tenant begins using the 5th Floor Expansion Space for its normal business operations. Tenant shall be responsible to obtain the keys to the 5th Floor Expansion Space from Landlord’s Building Manager.

5. Payment of Rent.

(a) Basic Annual Rent for the 5th Floor Expansion Space shall be $182,049.96 ($15,170.83 per month) based upon $25.00 per square foot of Rentable Area per annum.

(b) In addition, Tenant shall continue to pay all Additional Rent provided for in the Lease. From the date of this Amendment to and until the 5th Floor Expansion Space Commencement Date, such Additional Rent shall be based upon an Expense Percentage of 6.8887%. From the 5th Floor Expansion Space Commencement Date through the balance of the term, the Additional Rent shall be based upon the Rentable Area of the combined Current Premises and the 5th Floor Expansion Space or 26,330 square feet of Rentable Area, resulting in an Expense Percentage of 9.5222%.

6. Occupancy of 5th Floor Expansion Space. From and after the date on which Tenant takes possession of the 5th Floor Expansion Space, Tenant shall hold and occupy the 5th Floor Expansion Space upon all of the terms and conditions of the Lease as amended by this Amendment, except that:

(a) Basic Lease Provisions 1, 2, 3, 4, 5, 7 and 8 and Exhibit “A-1” to the Lease shall have no application to the 5th Floor Expansion Space.

(b) The Basic Annual Rent and Additional Rent with respect to the 5th Floor Expansion Space shall be as provided in Paragraph 5 above.

(c) Those provisions of the Lease which are superseded by the provisions of this Amendment shall have no application to the 5th Floor Expansion Space. In the event of any inconsistency between the Lease and this Amendment, the provisions of this Amendment shall control as to the 5th Floor Expansion Space.

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7. Right of First Refusal.

(a) On a continuous basis during the term, Tenant shall be entitled to lease Suite 580 of the Building, containing approximately 2,047 square feet of rentable area, (the “ROFR Space”) on a “right of first refusal” basis as provided for in this Paragraph. Upon receipt by Landlord of a written offer to lease the ROFR Space by a third party, Landlord shall provide Tenant written notice (the “Availability Notice”) of the availability of the ROFR Space and the terms upon which it is available. Tenant shall have five (5) business days after its receipt of the Availability Notice in which Tenant may give Landlord written notice of Tenant’s acceptance of the ROFR Space on the terms and conditions set forth in Landlord’s Availability Notice (the “Acceptance Notice”). After the expiration of such five (5) business day period, if Tenant has not given Landlord a timely Acceptance Notice, then Landlord shall be free to lease the ROFR Space to any other person or entity on any terms and conditions

(b) Up until five (5) business days after Landlord provides Tenant an Availability Notice with respect to such ROFR Space, Landlord shall not enter into any lease of the ROFR Space in question with any other person. If during such five (5) business day period Tenant gives Landlord an Acceptance Notice, Landlord and Tenant shall then promptly enter into a lease of the ROFR Space on the terms and conditions specified in the Availability Notice, which space shall be made available to Tenant in its then “AS IS” condition. The term of the lease for the ROFR Space shall commence on the “ROFR Apace Commencement Date” (as defined in subparagraph (d) below), and shall terminate upon the expiration or earlier termination of the term as specified I the Availability Notice, which shall be co-terminus with the term of the Lease.

(c) If Tenant duly elects to lease ROFR Space, then effective on the ROFR Space Commencement Date, this Lease, without further act of either party hereto, shall be deemed amended in the following respects:

(i) The ROFR Space shall be added to the Premises, and the term “Premises” as used in the Lease shall be deemed to include the ROFR Space;

(ii) The amount of Basic Annual Rent which Tenant is required to pay under this Lease for the ROFR Space shall be $25.00 per square foot of Rentable Area during the initial term, and furthermore, Tenant shall also pay all Additional Rent provided in Paragraph 3; and

(iii) Tenant’s Expense Percentage shall be appropriately increased to reflect the addition of the ROFR Space to the Premises demised hereunder.

Except as expressly otherwise provided herein, all of the terms, covenants, conditions, provisions and agreements of the Lease shall apply to the ROFR Space.

(d) The ROFR Space Commencement Date shall be the date the ROFR Space is delivered by Landlord to Tenant.

(e) The option to lease ROFR Space (the “ROFR Option”) is personal to Tenant as named in this Lease and may not be exercised or assigned, voluntarily or involuntarily, by, or to, any person or entity other than Tenant as named in this Lease.

(f) Tenant shall have not right to exercise the ROFR Option in the event that at the time permitted for the exercise of such ROFR Option, Tenant is in default under any of the provisions of this Lease.

(g) If Tenant properly exercises the ROFR Option, Landlord and Tenant shall execute and deliver appropriate documentation to evidence the addition of the ROFR Space to the Premises hereunder and to reflect corresponding changes to the Basic Lease Provisions and other Lease terms.

(h) Tenant’s right of first refusal under this Paragraph shall be subject to the rights of renewal, extension, first refusal or first negotiation contained in any lease or leases executed by Landlord for space in the Building prior to the date hereof. Furthermore, Tenant shall have no rights with respect to any other leasable space within the Building except as specifically provided in the Lease.

(i) If Tenant shall exercise the right of first refusal granted herein, Landlord does not guarantee that the ROFR Space Commencement Date will not be delayed if the then existing occupants of the ROFR Space shall hold over, or for any reason beyond Landlord’s reasonable control. In such event, rent with respect to the ROFR Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant’s sole recourse.

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8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Defined Terms. All terms used in this Amendment with initial capital letters and not defined herein shall have the meanings given to such terms in the Lease.

10. Lease In Effect. Landlord and Tenant acknowledge and agree that the Lease, as hereby modified and supplemented, remains in full force and effect in accordance with its terms.

11. Ratification. Landlord and Tenant each hereby represents and warrants to the other that (i) the execution and delivery of this Amendment has been fully authorized by all necessary corporate action and (ii) the person executing this Amendment has the requisite authority to do so and has the authority and power to bind Landlord and Tenant, as applicable, on whose behalf such party has signed.

12. Brokers. Tenant represents and warrants to Landlord that except for South Coast Plaza on behalf of Landlord, it has employed no broker, finder or real estate agent in connection with this Amendment and the transactions provided for herein, and, except as identified above, that there is no broker, finder or real estate agent who is entitled to a fee or commission from or through such indemnifying party in connection with this Amendment or the transactions provided for herein. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against all claims for a fee or commission by any broker, finder or agent claiming through such indemnifying party with respect to this Amendment or the transactions provided for herein, except for the broker identified above. Payment shall not be a condition precedent to recovery upon the foregoing indemnification provision. The foregoing indemnification provision shall be deemed to include a covenant by each indemnifying party to defend the indemnified party against claims covered by such indemnification with legal counsel reasonably satisfactory to the indemnified party.

13. Defined Terms. All terms used in this Amendment with initial capital letters and not defined herein shall have the meanings given to such terms in the Original Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment to Lease as of the day and year first above written.

	“LANDLORD”	“TENANT”

ONE TOWN CENTER ASSOCIATES, a California general partnership		RC MANAGEMENT GROUP, LLC, a Delaware limited liability company

By:	Henry T. Segerstrom Management LLC,
	a California limited liability company,	By:
	Manager	Its:

	By:	By:
	Manager	Its:

By:	HTS Management Co., Inc.,
a California corporation,
Manager

By:

Title:

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Exhibit “A”

5TH FLOOR EXPANSION SPACE

(SHADED AREA = 5TH FLOOR EXPANSION SPACE)